INVESTMENT MANAGERS SERIES TRUST III

AND SOURCE CAPITAL, INC.

CODE OF CONDUCT

FOR

PRINCIPAL EXECUTIVE OFFICER & PRINCIPAL FINANCIAL OFFICER

Investment Managers Series Trust III (the "Trust") requires the Principal Executive Officer, Principal Financial Officer, or other Trust officers performing similar functions (the "Principal Officers") to maintain the highest ethical and legal standards while performing their duties and responsibilities to the Trust and each of its series (each, a "Fund" and collectively, the "Funds"), with particular emphasis on those duties that relate to the preparation and reporting of the financial information of the Funds. In addition to completing the forms in Exhibit A and Exhibit B, the following principles and responsibilities will govern the professional conduct of the Principal Officers:

1.	HONEST AND ETHICAL CONDUCT

The Principal Officers will act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships, and will report any material transaction or relationship that reasonably could be expected to give rise to such conflict between their interests and those of a Fund to the Audit Committee, the full Board of Trustees of the Trust, and, in addition, to any other appropriate person or entity that may reasonably be expected to deal with any conflict of interest in a timely and expeditious manner.

The Principal Officers will act in good faith, responsibly, with due care, competence, and diligence, without misrepresenting material facts or allowing their independent judgment to be subordinated or compromised.

2.	FINANCIAL RECORDS AND REPORTING

The Principal Officers will provide full, fair, accurate, timely, and understandable disclosure in the reports and/or other documents to be filed with or submitted to the Securities and Exchange Commission or other applicable body by a Fund or that is otherwise publicly disclosed or communicated. The Principal Officers will comply with applicable rules and regulations of federal, state, and local governments, and other appropriate private and public regulatory agencies.

The Principal Officers will respect the confidentiality of information acquired in the course of their work and will not disclose such information except when authorized or legally obligated to disclose. The Principal Officers will not use confidential information acquired in the course of their duties as Principal Officers.

The Principal Officers will share knowledge and maintain skills important and relevant to the Trust's needs; proactively promote the ethical behavior of the Trust's employees and as partners with industry peers and associates; and maintain control over and responsibly manage assets and resources employed or entrusted to them by the Trust.

3.	COMPLIANCE WITH LAWS, RULES AND REGULATIONS

The Principal Officers will establish and maintain mechanisms to oversee the compliance of the Funds with applicable federal, state, or local law, regulation, or administrative rule and to identify, report, and correct in a swift and certain manner, any detected deviations from applicable federal, state or local law regulation or rule.

4.	COMPLIANCE WITH THIS CODE OF ETHICS

The Principal Officers will promptly report any violations of this Code of Ethics to the Audit Committee and the full Board of Trustees of the Trust and will be held accountable for strict adherence to this Code of Ethics. A proven failure to uphold the standards stated herein will be grounds for such sanctions as will be reasonably imposed by the Board of Trustees of the Trust.

5.	AMENDMENT AND WAIVER

This Code of Ethics may only be amended or modified by approval of the Board of Trustees. Any substantive amendment that is not technical or administrative in nature or any material waiver, implicit or otherwise, of any provision of this Code of Ethics will be communicated publicly in accordance with Item 2 of Form N-CSR under the Investment Company Act of 1940, as amended.

EXHIBIT A

ACKNOWLEDGEMENT

CODE OF CONDUCT

FOR

PRINCIPAL EXECUTIVE OFFICER & PRINCIPAL FINANCIAL OFFICER

Pursuant to the requirements of the Code of Conduct adopted by Investment Managers Series Trust III (the "Code"), I hereby acknowledge and affirm that I have received, read, and understand the Code and agree to adhere to and abide by the letter and spirit of its provisions.

Signature:
Print Name:
Title:
Date:

EXHIBIT B

ANNUAL CERTIFICATION

CODE OF CONDUCT

FOR

PRINCIPAL EXECUTIVE OFFICER & PRINCIPAL FINANCIAL OFFICER

Pursuant to the requirements of the Code of Conduct adopted by Investment Managers Series Trust III (the "Code"), I hereby acknowledge and affirm that since the date of the last annual certification given pursuant to the Code, I have complied with all requirements of the Code.

Signature:
Print Name:
Title:
Date: